As filed with the Securities and Exchange Commission on May 18, 2015

Registration No. 333-199164

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	519100	20-585-6795
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

George Schmitt
xG Technology, Inc.
240 S. Pineapple Avenue, Suite 701
Sarasota, FL 34236
(941) 953-9035

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

The Company Corporation
2711 Centerville Road
Wilmington, DE 19808
(800) 474-8135

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

David E. Danovitch, Esq.

Nakia Elliott, Esq.

Zachary Blumenthal, Esq.

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue, 9th Floor

New York, NY 10022

(212) 603-6300

Approximate date of commencement of proposed sale to the public: Not applicable. This Post-Effective Amendment No. 1 deregisters those securities that remain unsold as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer (Do not check if a smaller reporting company) ☐	Smaller Reporting Company ☒

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DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (File No. 333-199164) of xG Technology, Inc., a Delaware corporation (the “Company”), which was filed with the Securities and Exchange Commission on October 3, 2014, as amended on October 14, 2014 by pre-effective amendment, relating to the registration for resale of up to 4,957,906 shares of the Company’s common stock, par value $0.00001, issued or issuable to Lincoln Park Capital Fund, LLC (“Lincoln Park”) in connection with a $15,000,000 Securities Purchase Agreement, dated September 19, 2014, between the Company and Lincoln Park (the “Registration Statement”).

The Company has terminated the offering of common stock by Lincoln Park pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to remove from registration 4,857,906 shares of common stock registered but remaining unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on May 18, 2015. No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act.

xG TECHNOLOGY, INC.

By:	/s/ George Schmitt
George Schmitt
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

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